UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2019

ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue
Englewood Cliffs, NJ 07632
(201) 567-5648

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2019, the Board of Directors (the “Board”) of Asta Funding, Inc. (the “Company”) appointed Mr. Michael Monteleone as a director of the Company, effective January 4, 2019, to fill the vacancy created by the resignation of Mr. Mark Levenfus, which occurred on January 3, 2019. Mr. Levenfus’ resignation was not the result of any disagreement on any matter relating to the Company’s operations, policies or practices.

Mr. Monteleone will serve as Chairman of the Board’s Audit Committee.

Mr. Monteleone is a retired audit partner, formerly with KPMG LLP.  He has extensive experience serving large multinational publicly traded companies.  His experience includes SEC reporting, mergers and acquisitions, reorganizations and restructurings, as well as other technical financial reporting matters.

Mr. Monteleone is a licensed certified public accountant in the states of Virginia, New Jersey and New York.  He is a member of the American Institute of Certified Public Accountants and New York and New Jersey State Societies.  He earned a bachelor of business administration in accounting from Pace University.

Mr. Monteleone will participate in the Company’s standard non-employee director compensation arrangements (on a pro-rated basis for his initial period of service), pursuant to which he will be eligible to receive the following annual retainers payable in cash based on current board and committee assignments: $45,000 for service as an independent director, and $15,000 for service as chairman of the Audit Committee. Furthermore, all non-employee directors, including Mr. Monteleone, are eligible to receive equity compensation awards under the Company’s 2012 Stock Option and Performance Award Plan.

In connection with his appointment, on January 7, 2019, Mr. Monteleone entered into an indemnification agreement with the Company (the “Indemnification Agreement”), which will provide indemnification protection for Mr. Monteleone in connection with his service as a director of the Company. The Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Indemnification Agreement, dated January 7, 2019, between the Company and Michael Monteleone

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2019	Asta Funding, Inc.

	By:	/s/ Bruce R. Foster
	Name:	Bruce R. Foster
	Title:	Chief Financial Officer

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